                                                                   EXHIBIT 10.12



                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT


         This Agreement is entered into as of the 13th day of October, 1998, by and between NCI Building Systems, Inc., a Delaware corporation (the "Corporation") and Karen Rene Rosales, as Trustee (the "Trustee") of the Schulte Investment Trust (the "Trust").

                                    RECITALS:

         WHEREAS, the Trustee desires to insure the lives of the Johnie Schulte, Jr. (the "Employee") and Barbara C. Schulte, the spouse of Employee ("Spouse"), for the benefit and protection of the Trust and its beneficiaries and, to encourage the Employee to remain an employee of the Corporation, the Corporation desires to assist the Trust with the Trust's life insurance program; and

         WHEREAS, the Trust is the owner of the life insurance policy described herein maintained pursuant to the terms of this Agreement, subject to the assignment of the policy to the Corporation as described herein as security for the repayment of amounts the Corporation contributes toward the payment of premiums on the policy; and

         WHEREAS, the Corporation and the Trustee, on behalf of the Trust, desire to enter into a contractual arrangement to establish their respective rights with respect to such policy;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Designation of Policy. The life insurance policy which is the subject of this Agreement is Policy No. 1A2348839 (the "Policy") issued by Pacific Life (the "Insurer") on the joint lives of the Employee and the Spouse.

         2. Ownership of Insurance. The Trust shall be the sole owner of the Policy and the Trustee may exercise all the rights of ownership with respect to the Policy on behalf of the Trust, except as otherwise hereinafter provided.

         3. Dividends. All dividends declared or distributions made by the Insurer on the Policy shall be applied to purchase additional paid-up insurance on the joint lives of the Employee and Spouse. The parties hereto agree that the dividend election provisions of the Policy will conform to the provisions hereof.

         4. Premium Payments. On or before the due date, the Corporation will pay to the Insurer the full amount of each premium on the Policy, except as provided in Section 5 of this Agreement. The Corporation hereby agrees to pay at least eleven (11) annual premium payments on the Policy. The aggregate amount of premiums paid by the Corporation on the Policy shall, as of any determination date, be referred to as the "Corporation Premiums".





SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 1
SCHULTE INVESTMENT TRUST

         5. Trust's Obligation to Corporation. The Trust shall be obligated to repay to the Corporation the Corporation Premiums. The Trust's repayment obligation to the Corporation described in this Section 5 shall be payable as prescribed in Sections 9 and 12 of this Agreement. In addition, on or before the due date of each Policy premium, the Trust will pay the Insurer (or, alternatively, in the discretion of the Corporation, will pay to the Corporation as reimbursement for the Corporation's payment) an amount equal to (i) the one-year term cost of the insurance protection received by the Trust with respect to the joint lives of the Employee and Spouse, measured by the U.S. Life Table 38, while both are alive, and (ii) after the first to die of the Employee and Spouse, the lesser of the P.S. 58 cost under the tables contained in Revenue Ruling 55-747 or the Insurer's individual initial issue one-year term life insurance rates. The Corporation shall notify the Trustee of the amount due from the Trust hereunder at least thirty (30) days prior to the due date of each Policy premium. If during the term of this Agreement, the method for determining the one-year term cost of the insurance protection received by the Trust is different than the method described in the preceding sentence due to changes in the tax laws applicable to this Agreement or the issuance of rulings or regulations by the Internal Revenue Service, the Trust shall pay an amount under this Section 5 consistent with the requirements of such laws, rulings or regulations.

         6. Collateral Assignment of Policy. As security for the repayment to the Corporation of the Corporation Premiums paid pursuant to Section 4 of this Agreement, the Trustee on behalf of the Trust has executed an assignment of the Policy (the "Assignment"), which Assignment is attached hereto as Exhibit A. During the term of this Agreement, the Trust's rights of ownership with respect to the Policy shall be limited to those specified in the Assignment and in this Agreement. Except as provided in this Agreement, the Assignment will not be altered without the written consent of the Corporation.

         7. Right to Obtain Policy Loans. The Corporation shall have the right to obtain Policy loans or advances on the Policy equal to the amount of the Corporation Premiums paid to the date of the loan or advance.

         8. Assignment of Trust's Interest. Except as provided otherwise in this
Section 8, the Trust may not transfer or assign its rights in the Policy (other than the rights assigned to the Corporation pursuant to this Agreement and the Assignment). Notwithstanding the preceding sentence, with the consent of the Corporation and subject to the provisions of the Trust, the Trustee may assign its rights in the Policy (other than rights assigned to the Corporation pursuant to this Agreement and the Assignment) to another trust established by Employee.

         9. Death of Employee and Spouse. Upon the last to die of the Employee and Spouse, the Corporation shall be entitled to receive, from the proceeds of the Policy, an amount equal to the Corporation Premiums paid pursuant to Section 4 of this Agreement, less any Policy loans or other indebtedness incurred by the Corporation and secured by the cash surrender value of the Policy. The balance, if any, of the proceeds of the Policy will be paid directly by the Insurer to the Trust in the settlement option elected by the Trustee. If, pursuant to the terms of the Assignment, the Insurer pays the Corporation amounts in excess of the Corporation





SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 2
SCHULTE INVESTMENT TRUST

Premiums in connection with the death of the Employee or, if applicable, Spouse, the Corporation shall pay such excess amounts to the Trust, as determined and communicated to the Corporation by the Insurer.

         10. Beneficiary Under Policy. The Trust shall be the beneficiary under the Policy to receive the balance of any Policy proceeds payable on account of the Employee's death following payment of Corporation Premiums to the Corporation pursuant to Section 4 of this Agreement. The Trustee shall elect a settlement option on behalf of the Trust.

         11. Termination of Agreement. Subject to the provisions of Section 12, this Agreement shall terminate on the occurrence of any of the following events:

                  (a) After payment of the amounts specified in Section 9 following the death of the last to die of the Employee and the Spouse;

                  (b) Cessation of the Corporation's business;

                  (c) The first day following the expiration of fifteen (15) years from the date the Policy was issued, May 20, 1998 (the "Policy Date"); or

                  (d) Subject to the Corporation's obligations under Section 4 hereof, upon the election of the Corporation, provided that the Corporation gives written notice of the Corporation's election to terminate this Agreement pursuant to this paragraph (d) at least ninety (90) days prior to the effective date of such termination.

         12. Disposition of Policy on Termination of Agreement. If this Agreement is terminated under Section 11, the Corporation will no longer be obligated to pay the premium on the Policy pursuant to Section 4. If this Agreement is terminated on account of (i) the cessation of the Corporation's business under paragraph (b) of Section 11; (ii) the expiration of fifteen (15) years from the Policy Date under paragraph (c) of Section 11; or (iii) termination of the Agreement by the Corporation pursuant to paragraph (d), the Trust shall have the right for a period of sixty (60) days following the termination event to repay the Corporation the Corporation Premiums. The Trust may elect to repay such premiums by surrendering the Policy and reimbursing the Corporation for such costs from the cash surrender value of the Policy. Alternatively, the Trust may elect to reimburse the Corporation for the Corporation Premiums paid as of the termination date without surrendering the Policy. Upon receipt of this amount, the Corporation shall release the Assignment of the Policy, and the Trust shall become the sole and absolute owner of the Policy. The Trust may thereafter elect to continue to keep the Policy in effect by paying the premiums thereon, or alternatively, may elect to surrender the Policy pursuant to the terms thereof. If the Trust fails to repay the Corporation the amount of the Corporation premiums within this sixty (60) day period, the Trustee on behalf of the Trust shall execute any and all documents necessary to vest ownership of the Policy in the Corporation. Thereafter, the Trust shall have no interest in the Policy.



SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 3
SCHULTE INVESTMENT TRUST

         13. Insolvency of Corporation. In the event the Corporation becomes insolvent during the term of the Agreement, the cash surrender value of the Policy shall be subject to the claims of the Corporation's creditors and the Trust shall have the status of an unsecured creditor of the Corporation with respect to the portion of cash surrender value of the Policy, if any, otherwise payable to the Trust under this Agreement. For purposes of the preceding sentence, the Corporation shall be considered as "insolvent" if (i) the Corporation is unable to pay its debts as they become due or (ii) the Corporation is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         14. Paid-Up Additional Life Insurance. Any payments under the Policy to the Corporation in connection with the rights granted to the Corporation in the Assignment shall first be made from the cash surrender value under the Policy attributable to the paid-up additional life insurance purchased by Policy dividends. The Trust shall have no interest in the paid-up additional life insurance protection to the extent the death benefit or cash value thereof exceeds the total amount which must be paid to the Corporation under this Agreement.

         15. Named Fiduciary. The Board of Directors of the Corporation (the "Board") is designated as the "Named Fiduciary," as defined under section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the split-dollar life insurance arrangement set forth in this Agreement. The business address and telephone number of the Named Fiduciary are:

                           Chairman of the Board of Directors
                           c/o Bob Medlock, Chief Financial Officer
                           NCI Building Systems, Inc.
                           7301 Fairview
                           Houston, Texas  77041
                           (713) 466-7788

The Named Fiduciary shall have full power and authority to control and manage the operation and administration of this Agreement and to interpret and construe the terms hereof. The Named Fiduciary's interpretation and construction hereof and actions hereunder shall be binding and conclusive on all persons for all purposes. However, the Named Fiduciary may allocate its responsibilities for the operation and administration of this Agreement, including the designation of persons who are not named fiduciaries, to carry out all or a portion of its responsibilities under the Agreement. The Named Fiduciary shall be responsible for making timely delivery of any required premiums under the Policy to the Insurer during the term of this Agreement. A copy of the Assignment and the Policy has been provided to Employee and the Trust on behalf of the Trust upon the execution of this Agreement.

         16. Claims Procedure. Any person claiming a benefit under the Agreement (a "Claimant") shall present the claim in writing to the Board and the Board shall respond thereto in writing in accordance with this Section 16. If a claim is wholly or partially denied, notice of the decision shall be furnished to the Claimant within 60 days after receipt of the claim by the Board,




SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 4
SCHULTE INVESTMENT TRUST
unless special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered as soon as possible, but in no event later than 120 days after receipt of the claim. Written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period, and shall indicate the circumstances requiring the extension and the date by which the Board expects to render its decision. The notice of the decision shall contain the specific reason or reasons for the denial of the claim, specific references to pertinent provisions of the Agreement on which the denial is based, a description of any additional material or information necessary for the Claimant to perfect the claim, an explanation of why such additional material or information is necessary and an explanation of the Agreement's claims review procedure. If notice of the denial is not furnished in accordance with the above procedure, the claim shall be deemed denied and the Claimant shall be permitted to proceed with the review procedure. A Claimant or his duly authorized representative may appeal the denial of a claim by making a written application to the Board requesting a review. The Claimant or his duly authorized representative may, in connection with the appeal, review pertinent documents and submit issues and comments to the Board in writing. The request for a review of a denied claim must be made to the Board within 60 days after receipt by the Claimant of written notification of denial of a claim. A decision by the Board shall be made no later than 60 days after its receipt of a request for a review, unless special circumstances require an extension of time for processing the request, in which case a decision shall be rendered as soon as possible, but in no event later than 120 days after receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Agreement on which the decision is based. If the decision on review is not furnished within the appropriate time, the claim shall be deemed denied on review. All interpretations, determinations, and decisions by the Board in respect of any matter hereunder will be final, conclusive, and binding upon the Board, the Trustee, the Employee, beneficiaries, and all other persons claiming any interest under the Agreement.

         17. Arbitration. If a Claimant has completed the claims procedures set forth in Section 16 and decides to pursue his claim further, the Claimant shall comply with the following procedures:

                  (a) The exclusive remedy or method of resolving all disputes or questions arising out of or relating to this Agreement shall be arbitration. Arbitration shall be held in Houston, Texas by three arbitrators, one to be appointed by the Board, a second to be appointed by the Claimant, and a third to be appointed by those two arbitrators. The third arbitrator shall act as chairman. Any arbitration may be initiated by the Claimant by written notice to the Board specifying the subject of the requested arbitration and appointing the Claimant's arbitrator ("Arbitration Notice").

                  (b) If (i) the Board fails to appoint an arbitrator by written notice to the Claimant within ten days after the Arbitration Notice is given, or
(ii) the two arbitrators appointed by the parties herein fail to appoint a third arbitrator within ten days after the date of




SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 5
SCHULTE INVESTMENT TRUST
the appointment of the second arbitrator, then the American Arbitration Association in Houston, Texas, upon application of the Claimant shall appoint an arbitrator to fill that position.

                  (c) The arbitration proceeding shall be conducted in accordance with the rules of the American Arbitration Association. A determination or award made or approved by at least two of the arbitrators shall be the valid and binding action of the arbitrators. The costs of arbitration (exclusive of the expense of a party in obtaining and presenting evidence and attending the arbitration and of the fees and expense of legal counsel to a party, all of which shall be borne by that party) shall be borne by the Board if the Claimant receives substantially the relief sought by the Claimant in the arbitration, whether by settlement, award, or judgment; otherwise, the costs shall be borne equally by the parties. The arbitration determination or award shall be final and conclusive on the parties, and judgment upon such award may be entered and enforced in any court of competent jurisdiction.

         18. Amendment of Agreement. This Agreement shall not be amended except by mutual written agreement between the Trustee and the Corporation which shall be signed by such parties.

         19. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation and its successors and assigns and the Trust and its successors and assigns.

         20. Notice. Whenever any notice is required or permitted under this Agreement, such notice must be in writing and personally delivered or sent by registered or certified mail. Any notice required or permitted to be delivered under this Agreement shall be deemed to be delivered on the date which it is personally delivered, or, actually received at the address which such person has previously specified by written notice to the other. Until changed in accordance with this Agreement, the Corporation and the Trust specify their respective addresses as set forth below:

                  Corporation:     NCI Building Systems, Inc.
                                   7301 Fairview
                                   Houston, Texas  77041

                  Employee:        Karen Rene Rosales, Trustee
                                   Schulte Investment Trust

                                   -----------------------------------
                                   Houston, Texas
                                                  ---------

         21. Insurer Not a Party. The Insurer shall not be deemed to be a party to this Agreement for any purpose, but it is the intent of the parties that the Insurer pay amounts under the Policy in accordance with the terms of the Assignment and this Agreement. The Insurer shall be fully discharged from any and all liability under the terms of the Policy upon payment or other performance of its obligations in accordance with the terms of the Policy and the terms of this Agreement.


SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 6
SCHULTE INVESTMENT TRUST

         22. Applicable Law. This Agreement shall be subject to and shall be construed under the laws of the State of Texas unless superseded by federal law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 13th day of October, 1998, effective as of October 13, 1998, the Company acting by and through its duly authorized officers and the Trustee acting on behalf of the Trust.

                               NCI BUILDING SYSTEMS, INC.


                               By: /s/ Robert J. Medlock
                                  -------------------------------------------

                               Title: Vice President and CFO
                                     ----------------------------------------

                               Print Name: Robert J. Medlock
                                          -----------------------------------




                               SCHULTE INVESTMENT TRUST


                                /s/ Karen Rene Rosales
                               ----------------------------------------------
                               Karen Rene Rosales, Trustee




SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 7
SCHULTE INVESTMENT TRUST